UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2007

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                 Other Events

On June 4, 2007, Accuride Corporation (the “Company”) and Hubcap Acquisition L.L.C., an entity controlled by an affiliate of Kohlberg Kravis Roberts & Co. L.P., along with Caravelle Investment Fund, L.L.C. (collectively the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Bear, Stearns & Co. Inc., as underwriter (the “Underwriter”).  Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell, and the Underwriter agreed to purchase, 3,238,042 shares of the Company’s common stock, par value $0.01 per share. The public offering and sale (the “Offering”) contemplated by the Underwriting Agreement will be completed on or about June 8, 2007. The Company will not sell any shares and will not receive any proceeds from the sale of shares in the Offering.

The Offering of the shares by the Selling Stockholders of the Company’s common stock pursuant to the Underwriting Agreement has been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (Registration No. 333-141997). A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits

(d)                               Exhibits.

1.1                                 Underwriting Agreement, dated June 4, 2007, by and among Accuride Corporation, the selling stockholders named therein and Bear, Stearns & Co. Inc., the underwriter named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date: June 7, 2007	/s/ David K. Armstrong
David K. Armstrong
Senior Vice President / Chief Financial Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 4, 2007, by and among Accuride Corporation, the selling stockholders named therein and Bear, Stearns & Co. Inc., the underwriter named therein.